EXHIBIT 10.130


When recorded, return to:
Streich Lang
One South Church Avenue
Suite 1700
Tucson, Arizona 85701
Attn: Steven R. Haydon, Esq.



                  GRANT OF PRODUCTION PAYMENT
                         (Johnson Camp)

     THIS AGREEMENT, effective as of the 8th day of June, 1999, is between NORD COPPER CORPORATION, a Delaware corporation ("NORD"), whose address is 201 3rd Street, N.W., Suite 1750, Albuquerque, New Mexico 87102; and ARIMETCO, INC., a Nevada corporation ("ARIMETCO"), whose address is 7739 East Broadway, Suite 352, Tucson, Arizona 85710.

                            RECITALS

     A. NORD is the owner of (1) certain patented mining claims located in Cochise County, Arizona (the "Patented Mining Claims"), more particularly described in Part l of Exhibit "A" attached hereto; (2) certain fee lands located in Cochise County, Arizona (the "Fee Lands"), more particularly described in Part 2 of Exhibit "A" attached hereto; and (3) certain unpatented mining claims located in Cochise County, Arizona (the "Unpatented Mining Claims"), more particularly described in Part 3 of Exhibit "A" attached hereto.

     B.   The Patented Mining Claims, Fee Lands, and Unpatented
Mining Claims are herein collectively referred to as the "Mining
Property."

     IN CONSIDERATION of TEN AND NO/100 DOLLARS ($10.00) and other valuable consideration, the receipt and sufficiency of which are acknowledged, and further in consideration of the mutual covenants and conditions contained in this Agreement, the parties agree as follows:

     1.   Grant of Payment Out of Production.

          a. NORD grants to ARIMETCO a nonparticipating payment out of production (the "Production Payment") based upon the Average LME Cash Price for copper for the calendar month in which copper produced from the Mining Property is sold, as follows:

       Average LME Price                Production Payment
   Less than $1.00 per pound                   None
    Equal to or greater than           $0.02 per pound sold
        $1.00 per pound


until a total of ONE MILLION AND NO/100 DOLLARS ($1,000,000.00) is paid hereunder, at which time the Production Payment shall automatically terminate.

          b. "Average LME Cash Price" means the average London Metals Exchange closing cash price, calculated by dividing the sum of all such prices reported for the month by the number of days for which such prices were reported.

          c.   Upon the termination of the Production
     Payment reserved herein ARIMETCO shall execute and deliver to NORD a quit-claim deed, releasing, remixing, and quitclaiming to NORD all of ARIMETCO's right, title, and interest in and to the Mining Property, together with all of Grantor's right, title, and interest in and to the Production Payment herein reserved.

     2.   Payment.

          a. NORD shall make all payments due ARIMETCO under this Agreement by check made payable to ARIMETCO and transmitted to ARIMETCO as provided in the paragraph entitled "Notices" or, at ARIMETCO's option, by wire transfer to an account designated by ARIMETCO.

          b. All payments shall be made on or before the 25th day of the calendar month following the calendar month in which payment is received for copper produced from the Mining Property.

          c. Payments shall be accompanied by a statement indicating the amount of copper sold, the prices for which it was sold, and computation of the amount of the payment. ARIMETCO shall be entitled to an independent audit of the matters covered by the statement. The audit shall be at ARIMETCO's expense, unless the audit reveals an underpayment of five percent (5%) or more.

     3. Inspection. ARIMETCO or ARIMETCO's authorized representative may, at any reasonable time, inspect and copy any records pertinent and necessary for the purpose of substantiating the compliance of NORD with the provisions of this Agreement.

     4. Amendments, Relocations, and Patents. If NORD amends or relocates any or all of the unpatented mining claims included in the Mining Property, or locates placer claims on ground theretofore covered by lode claims or vice versa, or locates mill sites on ground theretofore covered by mining claims or vice versa, and or locates any fractions existing on the date of this Agreement or resulting from the location, amendment, or relocation of mining claims or mill sites, or if NORD obtains a patent for any or all of the unpatented mining claims and mill sites included in the Mining Property, the rights of ARIMETCO under this Agreement shall extend to all such locations, amended locations, relocations, and patented mining claims and mill sites.

     5. Change in Federal Mining Law. If the United States establishes a leasing system or other system of tenure for lands or minerals now subject to location under the mining laws, and if NORD acquires rights under the new system in exchange for or in modification of its existing rights, the rights of ARIMETCO under this Agreement shall extend to the lease or other rights granted by the new system.

     6. Notices. All notices and other communications to either party shall be in writing and shall be sufficiently given if (i) delivered in person; (ii) sent by electronic facsimile communication, with confirmation sent by registered or certified mail, return receipt requested; or (iii) sent by registered or certified mail, return receipt requested. All notices shall be effective and shall be deemed delivered (i) if by personal delivery, on the date of delivery; (ii) if by electronic facsimile communication, on the date of receipt of the communication; and (iii) if by mail, on the date of mailing. Until a change of address is communicated as indicated above, all notices to NORD shall be addressed:

          NORD COPPER CORPORATION
          201 3rd Street, N.W., Suite 1750
           Albuquerque, New Mexico  87102
          FAX:  505-766-9922
          Attn:  Ray Genner

and all notices to ARIMETCO shall be addressed:

          ARIMETCO, INC.
          7739 East Broadway, Suite 352
          Tucson, Arizona 85710
          FAX:  (520) 748-2826

          Attn: Roy Shipes

     7.   Assignment.

          a.   The rights of either party under this
     Agreement may be assigned in whole or in part, subject to the provisions set forth below.

          b. No change or division in the ownership of the Production Payment provided for in this Agreement, however accomplished, shall enlarge the obligations or diminish the rights of NORD. ARIMETCO covenants that any change in ownership shall be accomplished in such a manner that NORD shall be required to make payments and to give notices to but one person, firm, or corporation, and upon breach of this covenant, NORD may retain all monies otherwise due to ARIMETCO until the breach has been cured. No change or division in ownership shall be binding on NORD until thirty (30) days after ARIMETCO has given NORD a certified copy of the recorded instrument evidencing the change or division.

     8. Inurement. All covenants, conditions, limitations, and provisions contained in this Agreement apply to and are binding upon the parties to this Agreement, their heirs, representatives, successors, and assigns.

     9. Modification. No modification, variation, or amendment of this Agreement shall be effective unless it is in writing and is signed by all parties to this Agreement.

     10. Waiver. No waiver of any provision of this Agreement, or waiver of any breach of this Agreement, shall be effective unless the waiver is in writing and is signed by the party against whom the waiver is claimed. No waiver of any breach shall be deemed to be a waiver of any other or subsequent breach.

     11.  Construction.

          a. The paragraph headings are for convenience only, and shall not be used in the construction of this Agreement.

          b.   The invalidity of any provision of this
     Agreement shall not affect the enforceability of any other provision of this Agreement.

     12. Governing Law. THE VALIDITY OF THIS AGREEMENT AND ALL OTHER DOCUMENTS EXECUTED AND DELIVERED HEREWITH, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE UNITED STATES OF AMERICA (INCLUDING THE BANKRUPTCY CODE), IT BEING THE INTENT OF THE PARTIES THAT FEDERAL LAW SHALL GOVERN THE RIGHTS AND DUTIES OF THE PARTIES HERETO WITHOUT REGARD TO THE APPLICATION OF ANY PROVISION OF STATE LAW. TO THE EXTENT THAT FEDERAL LAW WOULD APPLY THE LAW OF ANY STATE AS THE FEDERAL RULE FOR THE PURPOSES OF THIS AGREEMENT, THE PARTIES AGREE THAT THE LAWS OF THE STATE OF ARIZONA SHALL BE USED TO SUPPLEMENT APPLICABLE FEDERAL LAW.

          THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE BANKRUPTCY COURT. NORD AND ARIMETCO WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 12.

          NORD AND ARIMETCO HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. NORD AND ARIMETCO REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

     13. Covenant Running With Land. This Agreement and the Production Payment shall constitute a covenant running with the Mining Property. ARIMETCO may take such actions as it deems necessary and appropriate to effectuate the covenant including recording this Agreement against the Mining Property.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                              NORD COPPER CORPORATION,
                              a Delaware corporation



                              By:   /s/ Ray W. Jenner
                                      Its:   VP-Finance


                              ARIMETCO, INC.,
                              a Nevada corporation



                              By:   /s/ H. R. Shipes
                                   Its:   President

STATE OF ARIZONA    )
                    ) ss.
County of Pima      )


     The foregoing document was acknowledged before me this _____ day of __________, 1999, by ________________________, the
____________________ of NORD COPPER CORPORATION, a Delaware corporation, on behalf of that corporation.

     IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                   /s/ Sue Utter
                                   Notary Public
My commission expires:

February 22, 2003




STATE OF ARIZONA    )
                    ) ss.
County of Pima

     The foregoing document was acknowledged before me this _____ day of June, 1999, by H. Roy Shipes, the President of ARIMETCO,
INC., a Nevada corporation, on behalf of that corporation.

     IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                   /s/ Sue Utter
                                   Notary Public
My commission expires:

February 22, 2003